UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 28, 2014

Griffin-American Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 28, 2014, Griffin-American Healthcare REIT II, Inc. (“Griffin-American”) held a Special Meeting of Stockholders (the “Special Meeting”). As of October 14, 2014, the record date for the Special Meeting, there were 293,399,469.342 shares of common stock issued and entitled to vote at the Special Meeting.
Proxies for the Special Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. Set forth below are the voting results for the proposals considered and voted at the Special Meeting:
Griffin-American’s stockholders approved the merger of Griffin-American with and into NRF Healthcare Subsidiary, LLC, a Delaware limited liability company (“Merger Sub”) and a direct wholly owned subsidiary of NorthStar Realty Finance Corp., a Maryland corporation (“NorthStar”), with Merger Sub surviving the merger (the “Merger”), pursuant to the Agreement and Plan of Merger, dated August 5, 2014 (as amended, modified or supplemented, the “Merger Agreement”), by and among NorthStar, Merger Sub, NRF OP Healthcare Subsidiary, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Merger Sub, Griffin-American, and Griffin-American Healthcare REIT II Holdings, LP, a Delaware limited partnership, and the other transactions contemplated by the Merger Agreement by the following vote:

For	Against	Abstain
174,957,263.96	2,387,390.01	5,156,909.80

Because the affirmative vote of the holders of shares of Griffin-American’s common stock entitled to cast a majority of all the votes entitled to be cast on the proposal to approve the Merger and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”) was achieved, the proposal to adjourn the Special Meeting to solicit additional proxies in favor of the Merger Proposal was not necessary or appropriate and, therefore, not called.
No other proposals were submitted to a vote of Griffin-American’s stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

November 28, 2014	By:/s/ Danny Prosky
Name: Danny Prosky
Title: President